                           SUPERCUTS, INC. AND SUBSIDIARIES

                                     EXHIBIT  11

                          COMPUTATION OF EARNINGS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)


                                      FOR THE                FOR THE
                                   THREE MONTHS            SIX MONTHS
                                      ENDED                   ENDED
                                     JUNE 30,                JUNE 30,
                               ---------------------   ----------------------
                                   1996      1995          1996       1995
                               ---------  ---------    ----------  ----------

Net Earnings                  $  1,901   $  1,667      $  3,115   $  2,404
                               ---------  ---------    ----------  ----------
                               ---------  ---------    ----------  ----------

Weighted average number of
  outstanding shares            11,190     11,158        11,189     11,157
                               ---------  ---------    ----------  ----------
                               ---------  ---------    ----------  ----------

Earnings per common share      $  0.17   $   0.15       $  0.28   $   0.22
                               ---------  ---------    ----------  ----------
                               ---------  ---------    ----------  ----------




    Common stock equivalents are considered immaterial for the periods presented.

                                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              SUPERCUTS, INC.
                                     --------------------------------
                                              Registrant




Date:  August 14, 1996               ________________________________
                                           John R. Conlisk, Jr.
                                        Senior Vice President and
                                         Chief Financial Officer
                                      (Duly authorized officer and
                                       principal financial officer
                                           of the registrant.)